Acquisition of the Operations of Rockford Bank & Trust by Illinois Bank & Trust Creating a Premier Community Bank in Rockford August 13, 2019 Lynn B. Fuller Executive Operating Chairman Bruce K. Lee President and Chief Executive Officer HTLF | www.htlf.com

Safe Harbor This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about: (1) the benefits of the acquisition of the operations of Rockford Bank and Trust Company (“RB&T”), a wholly-owned Illinois banking subsidiary of QCR Holdings, Inc. (“QCRH”), by Illinois Bank & Trust (“IB&T”), a wholly-owned Illinois banking subsidiary of Heartland Financial USA, Inc. (“Heartland” or “HTLF”), including anticipated future results, cost savings and accretion to reported earnings that may be realized from the acquisition; (2) RB&T’s plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (3) other statements identified by words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates” or works of similar meaning. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. The following factors, among others, could cause actual results to differ materially from the anticipated results expressed in the forward-looking statements: the businesses of IB&T and RB&T may not be combined successfully, or such combination may take longer than expected; the cost savings from the acquisition may be less than expected; governmental approvals of the acquisition may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the acquisition or otherwise; credit and interest rate risks associated with IB&T’s and RB&T’s respective businesses may be greater than anticipated; and difficulties associated with achieving expected future financial results may occur. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K of Heartland) filed with the Securities and Exchange Commission (“SEC“) and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed acquisition and other matters relating to HTLF, IB&T, QCRH and RB&T or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, HTLF, IB&T, QCRH and RB&T do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

Overview of Rockford Bank and Trust Company

(Dollars in $000)

Bank Financial Highlights

	2015	2016	2017	2018	YTD
Total Assets	367,473	391,219	461,733	509,859	523,362
Total Loans & Leases	293,526	313,321	364,686	403,915	423,243
Total Deposits	272,354	311,558	382,009	431,113	453,137
Loans/ Deposits (%)	107.8	100.6	95.5	93.7	93.4
Tangible Common Equity	33,535	36,524	39,493	44,010	45,842
ROAA (%)	0.61	0.84	0.64	0.15	0.55
ROAE (%)	6.71	9.16	7.06	1.75	6.29
Net Interest Margin (%)	3.30	3.35	3.20	2.99	2.77
Efficiency Ratio (FTE) (%)	71.9	63.7	63.6	68.2	77.6
Risk Based Capital Ratio (%)	12.0	12.3	11.3	10.9	10.7
Leverage Ratio (%)	9.6	9.6	8.9	8.9	9.0
Tang Equity/ Tang Assets (%)	9.1	9.3	8.6	8.6	8.8

Franchise and Market Highlights

- Rockford is the 3rd largest MSA in Illinois with a population of over 336,000
  - Median household income of over $55,000
- Rockford enjoys a diversified manufacturing base serving the aerospace and automotive industries (Chrysler's iconic Belvedere plant) and is a top logistics and distribution center
- RB&T has a diversified loan portfolio with a loan yield of 4.53% and a strong C&I lending component
- RB&T has a strong commercial lending focus with C&I and Owner Occupied CRE loans totaling ~46% of RB&T loans
- RB&T ranks #7 with ~6.1% deposit market share[1]

Loan Composition[2]



Consumer & Other 6.9%
C&I 30.3%
Non OO CRE 19.9%
Total: $423 MM
MRQ Yield: 4.53%
OO CRE 15.4%
C&D 6.6%
Ag & Farm 0.2%
Multifamily 3.7%
1-4 Family 17.2%

Deposit Composition[2]



Jumbo Time 5.3%
Interest Bearing 41.6%
Retail Time (<$250K) 38.3%
Total: $453 MM
MRQ Cost: 1.46%
Non Interest Bearing 14.9%

Note: Financial data for the quarter ended June 30, 2019.
(1) FDIC deposit market share and rank as of June 30, 2018.
(2) Regulatory loan and deposit compositions.

Heartland FINANCIAL USA, INC.

THE POWER OF ONE

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Acquisition Enhances Illinois Bank & Trust's Presence in Rockford and Expands its Operations in Illinois

Illustration of Asset Purchase Assumptions

($ in million, estimate as of 6/30/2019)	Rockford Bank & Trust	Adjustments	PF RB&T	Illinois Bank & Trust	Pro Forma Bank (4)
Assets Acquired	$523.4	($38.4) (1)	$485.0	$852.8	$1,337.8
Gross Loans Acquired	$423.2	($27.6) (1)	$395.6	$504.3	$899.9
Liabilities Assumed	$477.5	($38.4) (2)	$439.1	$779.4	$1,218.5
Net Book Value (Assets Minus Liabilities)	A		$45.8		
Purchase Price Premium (3)	B		$13.4		
Estimated Closing Payment	A + B		$59.2		

(1) Affiliate loans and other assets being retained by RB&T or QCRH.
(2) Reduction of non-core funding as a result of reduction of acquired assets.
(3) 0.345 times 8.0% of Adjusted Tangible Assets (according to the terms of the Purchase and Assumption Agreement).
(4) Pro Forma excludes purchase accounting adjustments.

Rockford, IL MSA Deposit Market Share (5)

Rank	Institution	Branches	Deposits in Market ($M)	Market Share
1	Midland States Bank	16	$ 1,087,502	17.7
	Pro Forma IB&T	6	857,663	14.0
2	JPMorgan Chase Bank NA	6	702,717	11.4
3	Associated Bank NA	6	669,065	10.9
4	BMO Harris Bank NA	11	595,410	9.7
5	**Illinois Bank & Trust**	**4**	**481,418**	**7.8**
6	Blackhawk Bank	5	415,110	6.8
7	**Rockford Bank and Trust Co.**	**2**	**376,245**	**6.1**
8	PNC Bank NA	6	338,746	5.5
9	Northwest Bank of Rockford	5	240,431	3.9
10	US Bank NA	6	238,448	3.9
	Other Aggregate	24	1,006,066	16.4
	Rockford, IL MSA Market Total	*91*	*$ 6,151,158*	*100.0*

(5) FDIC deposit market share and rank as of June 30, 2018.

Pro Forma Branch Footprint in Illinois (10 Branches)





Illinois Bank & Trust

Rockford Bank & Trust

THE POWER OF ONE

Heartland Financial USA, Inc.

Note: The cash amount to be paid for the assets will be determined substantially by the following formula: (a) the "Purchase Price Premium," plus (b) the aggregate net book value of the acquired assets, minus (c) the aggregate net book value of the assumed liabilities. The actual purchase price premium and aggregate deal value will differ at closing, as the consideration is determined based on the closing date balances in accordance with Purchase and Assumption Agreement.

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Transaction Highlights

	Transaction Information
Estimated Consideration	• Purchase price premium of ~$13.4 million (based on RB&T's current assets as of 6/30/2019)(1) • Deal value of ~$59.2 million (based on RB&T's current assets and tangible equity as of 6/30/2019)(2) • 100% cash transaction
Pricing Ratios (at announcement)	• 1.345x TBV of up to 8.0% of RB&T's tangible capital at closing • ~4.5% Core Deposit Premium
Transaction Results	• EPS accretions of ~4% in 2021 and onwards • ~1.7% TBV dilution and ~3 years earnback (crossover method) • IRR in excess of 20%
Cost Savings/ Expenses	• Projected 40% cost savings, 75% phased in by year-end 2020 and 100% thereafter • Pre-tax, one-time merger charges estimated at $2.1 million
Fair Value Marks	• Credit Mark of 2.15% or ~ $9.1 million • Loan Rate Mark of 0.25% or ~$1.1 million (accreted over 4 years) • Core deposit intangibles of 2.0% amortized over 10 years, using sum-of-the-years digits • OREO mark down of 40% or ~$0.9 million • Land & building mark down of 10% or ~$0.5 million • No revenue enhancements were modeled
Closing/ Conversion	• Anticipated closing in Q4 2019 with systems conversion in Q1 2020

(1) The Purchase Price Premium is equal to (i) 8% of RB&T's tangible assets, multiplied by (ii) 0.345.
(2) The cash amount to be paid for the assets will be determined substantially by the following formula: (a) the "Purchase Price Premium," plus (b) the aggregate net book value of the acquired assets, minus (c) the aggregate net book value of the assumed liabilities. The actual purchase price premium and aggregate deal value will differ at closing, as the consideration is determined based on the closing date balances in accordance with Purchase and Assumption Agreement. See illustration of the calculation on page 4.

THE POWER OF ONE

Heartland FINANCIAL USA, INC.

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A Compelling Opportunity for Heartland and its Stockholders  Transaction brings IB&T to critical mass in Illinois with approximately $1.3 billion in assets  Creates Heartland’s fifth largest subsidiary bank and seventh bank with over $1 billion in assets  Doubles IB&T’s presence in Rockford, Illinois and resulting in IB&T having a #2 market share of deposits in Rockford MSA(1)  Structured as asset purchase: approximately $430 million deposits assumed and approximately $485 million assets acquired(2)  Enhances IB&T’s franchise through addition of leading bank executives in the Rockford market  Combines IB&T’s excess liquidity with RB&T’s strong commercial loan generation  Compelling financial metrics  Heartland’s 16th acquisition since 2012, building on Heartland’s successful merger integration record  Transaction expected to enhance Heartland’s long term shareholder value (1) FDIC deposit market share rank as of June 30, 2018. (2) Based on June 30, 2019 financial data; actual deposits assumed and assets acquired will be determined at closing. 6